Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares

Of

A&Q MULTI-STRATEGY FUND

Tendered Pursuant to the Offer to Purchase
Dated June 19, 2015

THE OFFER AND WITHDRAWAL RIGHTS WILL
EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL
MUST BE RECEIVED BY BNY MELLON INVESTMENT
SERVICING (US) INC. EITHER BY MAIL OR BY
FAX BY THE END OF THE DAY ON
FRIDAY, JULY 17, 2015, AT 12:00 MIDNIGHT,
NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

A&Q Multi-Strategy Fund
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 857
Claymont, Delaware 19703-9911

Attn:  Tender Offer Administrator
For additional information:
Phone:	(877) 431-1973
Fax:	(302) 793-8201
(302) 793-8202

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

A&Q MULTI-STRATEGY FUND

You are responsible for confirming that this Notice is received by BNY Mellon Investment
Servicing (US) Inc.  To assure good delivery, please send this page to BNY Mellon
Investment Servicing (US) Inc. and not to your Financial Advisor.  If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):  ☐☐ ☐☐☐☐☐ ☐☐

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:

Signature:	________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Shareholder:	________________________________________________________________________

Joint Tenant Signature:	________________________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Joint Tenant:	________________________________________________________________________

FOR OTHER SHAREHOLDERS:

Print Name of Shareholder:	_______________________________________________________________________

Signature:	_______________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Signatory and Title:	_______________________________________________________________________

Co-Signatory if necessary:	_______________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Shareholder Certification) / Date
Print Name of Co-Signatory and Title:	_______________________________________________________________________